UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2025
Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4165 East Thousand Oaks Blvd., Suite 100 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 852-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, on September 22, 2025, Energy Vault Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell up to $50.0 million in aggregate principal amount of senior unsecured convertible debentures (the “Debentures”) in multiple tranches. The initial closing was on September 22, 2025, where the Company issued Debentures in the aggregate principal amount of $30.0 million to the Investor. Pursuant to the Purchase Agreement, on December 16, 2025, the Company issued additional Debentures in the aggregate principal amount of $20.0 million to the Investor (the “Subsequent Closing”).
Key Terms of the Subsequent Closing:
•Proceeds to be used for general corporate working capital and to support storage project development, construction, and related growth initiatives.
•Debentures were issued at 97% of principal
•Mature on March 22, 2027, the same date that the initial tranche of Debentures mature
•7% annual interest rate (18% during an uncured event of default)
•Conversion price of $7.53 per share, equal to 150% of the Bloomberg volume-weighted average price (“VWAP”) of the Common Stock on December 12, 2025 (the “Fixed Price”)
•Beginning on January 26, 2026 and continuing monthly thereafter (each, a “Payment Date”), the Company must satisfy scheduled installments consisting of principal and accrued interest. For each $10 million of original principal, the installment principal amounts are approximately $0.64 million for the first twelve Payment Dates, approximately $0.84 million for the next Payment Date, and approximately $1.44 million due at maturity.
On any Payment Date when the daily VWAP has exceeded the Fixed Price by at least 15% for each of the five prior trading days, no installment is due. For any installment, the Company may (i) pay cash plus a payment premium equal to 7% of the principal portion paid (the “Payment Premium”), (ii) elect to allow the Investor to convert the unpaid installment at a price equal to the lower of (A) the Fixed Price or (B) 97% of the lowest daily VWAP during the four trading days prior to conversion (subject to the floor price described below), or (iii) satisfy an installment through a combination of cash and conversion
The conversion price for installment conversions will not be less than a floor price equal to 20% of the VWAP on the trading day prior to closing (the “Floor Price”). The Investor may not convert the Debentures for shares representing more than 19.99% of the Company’s outstanding Common Stock as of closing unless stockholder approval to exceed such cap is obtained in accordance with the rules and regulations of the New York Stock Exchange (the “Exchange Cap”). In addition, the Investor may not convert Debentures for shares if it would result in the Investor beneficial owning more than 4.99% of the Company’s Common Stock. If (i) the Common Stock trades below the Floor Price for any 5 of 7 consecutive trading days, (ii) the Company has issued in excess of 99% of the shares available under the Exchange Cap without requisite stockholder approval, or (iii) starting 60 days after issuance, the Investor cannot use the resale registration statement for 10 consecutive trading days (each, an “Amortization Event”), then the required monthly installment increases to the greater of the scheduled amount and 20% of then-outstanding principal, and the cash Payment Premium on such installment increases to 10%. If the Investor converts at the Fixed Price or the Company prepays principal, the converted or prepaid amount reduces future installments starting from the maturity date and moving backwards.
The Company may redeem Debentures for cash upon advance notice when the VWAP is below the Fixed Price (with the applicable Payment Premium). If a change of control occurs, the Company may redeem all outstanding Debentures at 110% of principal.
Net proceeds are expected to be used to fund, directly or indirectly, general working capital, development, construction and/or investment in energy storage projects and general corporate and administrative expenses. The Debentures and related definitive agreements are governed by New York law.

The Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in a private placement in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. The Investor represented that it is an accredited investor.
The foregoing description of the Purchase Agreement and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement. The Company previously filed the Purchase Agreement on its Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025. The Company expects to file the subsequent Debenture as an exhibit to the Company’s next periodic report.
The foregoing description of the Purchase Agreement and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement. The Company previously filed the Purchase Agreement on its Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025. The Company expects to file the subsequent Debenture as an exhibit to the Company’s next periodic report.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth above in Item 2.03 of this Current Report relating to the issuance of shares of Common Stock to the Investor pursuant to the Purchase Agreement, including any shares to be issued in connection with a conversion of the Debentures, and relating to the issuance of the Debentures, is incorporated by reference herein in its entirety. The offer and sale of shares of Common Stock and the issuance of the Debentures pursuant to the Purchase Agreement was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1
Securities Purchase Agreement, dated September 22, 2025, by and between Energy Vault Holdings, Inc. and YA II PN, LTD. (incorporated by reference to Exhibit 10.7 to Energy Vault Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39982), filed with the SEC on November 10, 2025).

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: December 19, 2025	By:	/s/ Michael Beer
Name: Michael Beer
Chief Financial Officer